UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2011

First Trinity Financial Corporation
(Exact Name of registrant as specified in its charter)

Commission File No.  000-52613

Oklahoma	34-1991436
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On December 28, 2011, the Registrant, First Trinity Financial Corporation (“First Trinity”), through its primary insurance subsidiary, Trinity Life Insurance Company (“Trinity Life”), completed the Tender Offer of Family Benefit Life Insurance Company (“Family Benefit Life”) by paying Family Benefit Life shareholders promptly for all the issued and outstanding common shares that satisfied the terms of the offer through the expiration of the extended Tender Offer on December 21, 2011.

During the Tender Offer, Trinity Life accepted tenders of approximately 870,000 shares meeting the minimum condition requirements during the original and subsequent offers which expired on December 9, 2011 and December 21, 2011, respectively, and has promptly paid for the shares tendered.  The shares tendered represent 98% of the issued and outstanding Shares not owned by Trinity Life and brings the aggregate shares held by Trinity Life to approximately 1,270,000 shares, or approximately 99% of the 1,287,640 shares issued and outstanding.  Trinity Life will be acquiring the approximate remaining 18,000 issued and outstanding shares of Family Benefit Life by initiating and completing a merger under the corporation laws of the state of Missouri.  Upon completion of the acquisition of the approximate remaining 18,000 issued and outstanding shares, Trinity Life will have paid approximately $13.8 million for the acquisition of 100% of the issued and outstanding shares of Family Benefit Life.

First Trinity is a financial holding company located in Tulsa, Oklahoma with assets of over $75.0 million.

Trinity Life, a wholly owned subsidiary of First Trinity Financial Corporation (“First Trinity”), located in Tulsa, Oklahoma, is domiciled in Oklahoma with statutory admitted assets of over $50.0 million and is licensed to conduct its insurance business in Kentucky, Illinois, Kansas, Nebraska, North Dakota, Ohio, Oklahoma and Texas.

Family Benefit Life is a Missouri domiciled life insurance company located in Jefferson City, Missouri with statutory admitted assets of over $61.0 million.  It is licensed to conduct it insurance business in Arizona, Colorado, Kansas, Missouri, Nebraska, New Mexico and Oklahoma.

Special Note Regarding Forward-Looking Statements

This disclosure contains certain forward-looking statements and information relating to First Trinity that are based on the beliefs of our management as well as assumptions made by, and information currently available to, the Company.  These statements include, but are not limited to, statements about our strategies, plans, alternatives, objectives, expectations, intentions, expenditures, assumptions and other statements contained in this report that are not historical facts.  When used in this document, words such as “evaluate,” “anticipate,” “believe,” “estimate,” “expect,” “intent,” “plan” and “project” and similar expressions, as they relate to the Company are intended to identify forward-looking statements.  These statements reflect current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.

Many factors could cause the actual results, performance or plans to be materially different from any future results, performance or plans that may be expressed or implied by such forward-looking statements.  These factors include, among other things:

●	The risk factors set forth in First Trinity’s prospectus dated April 7, 2011 as supplemented;

●	The deterioration of the U.S. economy and the life insurance industry in particular; and

●	Changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate.

Item 9.01                      Financial Statements and Exhibits

(a)
It is impracticable to provide financial statements relative to Family Benefit Life at this time.  In accordance with item 9.01(a)(4), First Trinity will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 71 days after this report on Form 8-K must be filed.

(b)
It is impracticable to provide pro forma financial information relative to Family Benefit Life at this time.  In accordance with item 9.01( b)(2), First Trinity will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 71 days after this report on Form 8-K must be filed.

Exhibit No.	Description

(c) 99.18
Press Release of December 28, 2011 relating to joint announcement by Trinity Life Insurance Company and First Trinity Financial Corporation of Completion of Tender Offer To Acquire All Issued and Outstanding Share of Family Benefit Life Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: December 28, 2011	By:	/s/ Gregg E. Zahn
Gregg E. Zahn
President and Chief Executive Officer

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